JOHN P. MACLEAN
                           CERTIFIED PUBLIC ACCOUNTANT
                              15701 ALAMEDA DRIVE
                            BOWIE, MARYLAND 20716-1312
                                   301/249-4900


        CONSENT OF CERTIFIED PUBLIC ACCOUNTANT


     I hereby consent to the use in the Registration Statement on Form 10-SB of my report dated September 30, 1997, relating to the audited financial statements of Corcoran Technologies Corporation and any reference to my firm under the caption "experts" in the Registration Statement.


/s/ John P. MacLean
September 30, 1997